UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2008

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	91-1696175
(Commission File Number)	(IRS Employer Identification No.)

234 Ninth Avenue North, Seattle, Washington	98109
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2008, Jones Soda Co. (the “Company”) announced that Joth Ricci has been appointed as the Company’s Chief Operating Officer effective January 3, 2008. Mr. Ricci is expected to start on or about January 22, 2008.

Mr. Ricci, 39, has served as the General Manager of Columbia Distributing Company, a beverage distribution company, since May 2003, and previously served as Columbia Distributing Company’s Vice President of Human Resources & Process Improvement from November 2002 to May 2003 and as a Regional Vice President of Sales & Marketing from November 2000 until October 2002. Columbia Distributing Company is a customer of the Company and maintains distribution right with respect to the Company’s products in the Pacific Northwest.

The Company has entered into an employment letter agreement with Mr. Ricci (the “Employment Agreement”) pursuant to which Mr. Ricci will be entitled to receive (i) an annual base salary of $245,000, (ii) an annual bonus of up to 100% of Mr. Ricci’s base salary upon the achievement of certain mutually agreed upon bonus objectives, (iii) an annual grant of options to purchase up to 80,000 shares of the Company’s common stock or a comparable number of shares of restricted stock subject to the Company’s stock option plan, (iv) a $750 monthly car allowance and (v) corporate housing in Seattle, Washington. In addition, pursuant to the Employment Agreement, Mr. Ricci will be entitled to receive a severance benefit equal to six months of his then-current base monthly salary upon the occurrence of certain events and subject to the limitations set forth in the Employment Agreement, and he shall be entitled to receive a severance benefit equal to twelve months of his then-current base monthly salary plus his target bonus, twelve months of continued health benefits, and immediate vesting of any outstanding stock options and restricted stock upon the occurrence of certain other events and subject to the limitations set forth in the Employment Agreement.

A copy of the Company’s press release announcing the appointment of Mr. Ricci is attached to this Current Report on Form 8-K as Exhibit 99.1 and a copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 99.2, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 3, 2008 issued by Jones Soda Co.

99.2	Employment letter agreement between the Company and Joth Ricci dated as of January 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO.
(Registrant)

Date: January 9, 2008	By:	/s/ Hassan N. Natha
Hassan N. Natha
Chief Financial Officer